EXHIBIT 10.71

AMENDMENT NO. 5 TO
MANAGEMENT AGREEMENT AND LICENSE

     This Amendment No. 5 to Management Agreement and License (“Amendment No. 5”) is made as of November 24, 2008, by and among JARA ENTERPRISES, INC., a New York corporation (“Jara”), JENNIFER CONVERTIBLES, INC., a Delaware Corporation (“JCI”) and JENNIFER ACQUISITION CORP., a Delaware Corporation (“JAC”) and a wholly owned subsidiary of JCI.

RECITALS

A.

Reference is made to that certain Management Agreement and License, dated as of July 6, 2001, by and among Jara, Fred Love, the sole shareholder of Jara, JCI and JAC, as amended by Amendment No. 1 to Management Agreement and License, dated as of April 30, 2002, Amendment No. 2 to Management Agreement and License, dated as of July 10, 2003, Amendment No. 3 to Management Agreement and License, dated as of November 18, 2004, and Amendment No. 4 to Management Agreement and License, dated as of October 13, 2006 (as so amended, the “Agreement”).

B.	The parties to the Agreement desire to amend the Agreement as set forth herein.

     NOW, THEREFORE, for $1.00 and other good and valuable consideration, receipt whereof is acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS

     1. All capitalized terms used herein and not otherwise defined herein, shall have the meanings ascribed to such terms in the Agreement.

     2. Section 1.11 of the Agreement is amended by deleting such section and substituting the following in its place:

1.11 Advertising Costs.

     Jara’s share of JCI’s advertisement costs for the period beginning fiscal January 2009 and ending fiscal December 2009 shall be $150,000 per month. Payment of Jara’s share of JCI’s advertisement costs shall be made within 85 days of the end of each month.

     This Section 1.11 shall survive the termination of this Agreement other than in connection with acquisition of Jara’s assets pursuant to the Option Agreement, dated as of even date herewith, among Jara, the Stockholder and JCI (the “Option Agreement”).

     3. Article I of the Agreement is amended to include the following new section:

1.13 Additional Advertising Costs.

     In addition to the advertising costs payable by Jara pursuant to Section 1.11 of this Agreement and notwithstanding the provisions of such Section 1.11, in order to contribute to a television advertising campaign that will run for ten weeks during January 2009 to March 2009, Jara shall make an additional payment to JCI in the amount of $60,000 on or before each of the following three (3) payment dates: (i) January 15, 2009, (ii) February 15, 2009 and (iii) March 15, 2009, for an aggregate payment of $180,000.

     4. Subsection (iv) of Section 3.3(a) of the Agreement is deleted in its entirety.

ARTICLE II
MISCELLANEOUS

     1. The terms of this Amendment No. 5 shall become effective fiscal January 2009.

     2. This Amendment No. 5 shall be governed by and construed in accordance with the laws of the State of New York.

     3. This Amendment No. 5 may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.

     4. Except as amended hereby, the Agreement remains in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year above written.

JENNIFER CONVERTIBLES, INC.

By:	/s/ Harley J. Greenfield
Harley J. Greenfield
Chief Executive Officer

JARA ENTERPRISES, INC.

By:	/s/ Jane Love
Jane Love
President

JENNIFER ACQUISITION CORP.

By:	/s/ Harley J. Greenfield
Harley J. Greenfield
Chief Executive Officer